UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.02 Results of Operations and Financial Condition

On July 30, 2008, KEMET Corporation (the “Company”) issued a News Release announcing the consolidated results for the first quarter ended June 30, 2008.

A copy of this News Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 30, 2008, the Company issued a Press Release concerning its rationalization plan which calls for a reduction of approximately 640 staff and manufacturing support functions in the United States, Europe, Mexico and Asia. The timing for most of the terminations is expected to occur by July 31, 2008. The one-time termination benefits are estimated to be $20 million and will primarily be accrued in the second quarter of fiscal year 2009. The expected future cash expenditures are estimated to be approximately $20 million.

A copy of this News Release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d.)	Exhibits

99.1	News Release, dated July 30, 2008 issued by the Company

99.2	News Release, dated July 30, 2008 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2008	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer